Exhibit 2(d)(2)

NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON STOCK OF THE MEXICO FUND, INC. SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION AND THE OVER-SUBSCRIPTION PRIVILEGE

The Mexico Fund, Inc. Rights Offering

As set forth in the Fund’s Prospectus dated [                    ], 2004 (the “Prospectus”) under “The Offer–PAYMENT FOR SHARES,” this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Shares of The Mexico Fund, Inc. common stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on October 22, 2004 (the “Expiration Date”).* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meanings attributed to them in the Prospectus.

The Subscription Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

BY FACSIMILE (TELECOPIES): (781) 234-5001 (Reorganization Dept.) Confirm by telephone to: (877) 248-6417	BY MAIL: American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038

BY EXPRESS MAIL OR OVERNIGHT COURIER: American Stock Transfer & Trust Company 6201 15th Avenue Brooklyn, NY 11214	BY HAND: American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, NY 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date,* guaranteeing delivery of (i) payment in full for all subscribed Shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent. The Subscription Certificate and full payment must then be delivered by the close of business on the third business day (October 27, 2004) after the Expiration Date (October 22, 2004)* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

(continued on other side)

*	Unless extended by the Fund

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (October 27, 2004) after the Expiration Date (October 22, 2004), unless extended by the Fund) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for Shares subscribed for in the Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such Shares is indicated herein or in the Subscription Certificate.

The Mexico Fund, Inc.		Broker Assigned Control #:

I. Primary Subscription	Number of Rights to be exercised Rights	Number of Primary Shares requested for which you are guaranteeing delivery of Rights and Payment Shares (Rights ÷ by 3)	Payment to be made in connection with Primary Shares $

2. Over-Subscription		Number of Over- Subscription Shares requested for which you are guaranteeing payment	Payment to be made in connection with Over- Subscription Shares $

3. Totals	Total number of Rights to be delivered Rights		$ Total Payment

Method of Delivery of Rights (circle one)

A.	Through The Depository Trust Company (“DTC”)**

B.	Direct to the Subscription Agent. Please reference below the registration of the Rights to be delivered

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to American Stock Transfer a DTC Participant Over-Subscription Exercise Form.

Name of Firm	Authorized Signature

DTC Participant Number	Title

Address	Name (please type or print)

Zip Code	Phone Number

Contact Name	Date

**	IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECTED IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

BENEFICIAL OWNER LISTING CERTIFICATION

The Mexico Fund, Inc. Rights Offering

The undersigned, a bank, broker or other nominee holder of Rights (“Rights”) to purchase Shares of common stock, $1.00 par value, of The Mexico Fund, Inc. (the “Fund”) pursuant to the Rights Offering (the “Offer”) described and provided for in the Fund’s Prospectus dated [                    ], 2004 (the “Prospectus”), hereby certifies to the Fund and to American Stock Transfer & Trust Company, as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

	Number of Record Date Shares owned	NUMBER OF RIGHTS exercised pursuant to the Primary Subscription	NUMBER OF SHARES requested pursuant to the Over- Subscription Privilege
1	__________________________________	__________________________________	__________________________________
2	__________________________________	__________________________________	__________________________________
3	__________________________________	__________________________________	__________________________________
4	__________________________________	__________________________________	__________________________________
5	__________________________________	__________________________________	__________________________________
6	__________________________________	__________________________________	__________________________________
7	__________________________________	__________________________________	__________________________________
8	__________________________________	__________________________________	__________________________________
9	__________________________________	__________________________________	__________________________________
10	__________________________________	__________________________________	__________________________________

                                          vested

Name of Nominee Holder

By:
Name:
Title:
Dated: , 2004

Provide the following information, if applicable:

Depository Trust Corporation (“DTC”) Participant Number	Name of Broker

DTC Primary Subscription Confirmation Number(s)	Address